Exhibit 99.1

INTERNATIONAL ASSETS REPORTS $4.2 MILLION NON-GAAP EARNINGS FOR THIRD QUARTER OF FISCAL 2009

New York – August 5, 2009 – International Assets Holding Corporation (‘the Company’) (NasdaqGM: IAAC) today announced its fiscal 2009 third quarter financial results, which are set out in the table below. Sean O’Connor, CEO, stated “For the third successive quarter, the Company has produced non-GAAP, marked-to-market earnings in excess of $4 million, with a particularly strong performance by our foreign exchange business. We are very pleased with the marked-to-market return on average equity of 20.5% for the first nine months of fiscal 2009.”

	Three Months Ended June 30,			Nine Months Ended June 30,
(Unaudited) (In millions, except share and per share amounts)	2009	2008	% Change	2009	2008	% Change
Total operating revenues	$23.0	$27.5	(16)%	$77.8	$95.0	(18)%
Interest expense	1.6	2.5	(36)%	6.2	8.3	(25)%

Net revenues	21.4	25.0	(14)%	71.6	86.7	(17)%
Compensation and benefits	9.5	8.5	12%	32.1	28.0	15%
Clearing and related expenses	4.6	3.6	28%	14.1	10.8	31%
Other non-interest expenses	2.2	2.5	(12)%	8.5	8.1	5%

Total non-interest expenses	16.3	14.6	12%	54.7	46.9	17%

Income before income tax and minority interest	5.1	10.4	(51)%	16.9	39.8	(58)%
Income tax expense	1.4	4.0	(65)%	4.8	14.9	(68)%
Loss (income) from discontinued operations, net of taxes	0.1	(0.1)	(a )	0.7	(0.5)	(a )
Minority interest in (loss) income of consolidated entities	—	(0.3)	(a )	0.5	(0.3)	(a )

Net Income (GAAP)	$3.6	$6.8	(47)%	$10.9	$25.7	(58)%

Earnings per share:
Basic	$0.41	$0.80	(49)%	$1.23	$3.06	(60)%
Diluted	$0.38	$0.72	(47)%	$1.16	$2.69	(57)%
Weighted average number of common shares outstanding:
Basic	8,916,665	8,482,008	5%	8,879,649	8,402,034	6%
Diluted	10,152,526	9,953,777	2%	10,007,526	9,949,649	1%

Segmental Operating Revenues (non-GAAP) reconciliation:
Total operating revenues, as reported (GAAP)	$23.0	$27.5	(16)%	$77.8	$95.0	(18)%
Gross marked-to-market adjustment	1.0	(7.7)	(a )	2.8	(23.5)	(a )

Adjusted operating revenues (non-GAAP) (b)	$24.0	$19.8	21%	$80.6	$71.5	13%

Represented by:
International equities market-making	$4.9	$7.7	(36)%	$30.3	$25.1	21%
Foreign exchange trading	10.7	5.1	110%	24.0	16.7	44%
Commodities trading (adjusted, non-GAAP)	4.4	4.9	(10)%	20.9	19.5	7%
International debt capital markets	2.0	0.8	150%	3.2	2.9	10%
Asset management	1.7	0.7	143%	2.2	5.5	(60)%
Other	0.3	0.6	(50)%	—	1.8	(100)%

Adjusted operating revenues (non-GAAP) (b)	$24.0	$19.8	21%	$80.6	$71.5	13%

Net Income (non-GAAP) reconciliation:
Net income, as reported (GAAP)	$3.6	$6.8	(47)%	$10.9	$25.7	(58)%
Gross marked-to-market adjustment	1.0	(7.7)	(a )	2.8	(23.5)	(a )
Pro forma tax effect at 37.5%	(0.4)	2.9	(a )	(1.0)	8.9	(a )

Adjusted, pro forma net income (non-GAAP) (c)	$4.2	$2.0	110%	$12.7	$11.1	14%

Adjusted EBITDA (non-GAAP) reconciliation:
Net income, as reported (GAAP)	$3.7	$6.7	(45)%	$11.6	$25.2	(54)%
Minority interests	—	(0.3)	(a )	0.5	(0.3)	(a )
Income tax	1.4	4.0	(65)%	4.8	14.9	(68)%
Depreciation and amortization	0.2	0.2	0%	0.7	0.7	0%
Interest expense	1.6	2.5	(36)%	6.2	8.3	(25)%
Interest income	(0.3)	(0.7)	(57)%	(1.7)	(1.7)	0%
Gross marked-to-market adjustment	1.0	(7.7)	(a )	2.8	(23.5)	(a )

Adjusted EBITDA (non-GAAP) (d)	$7.6	$4.7	62%	$24.9	$23.6	6%

Condensed consolidated financial statements will be included in the Company’s Form 10-Q to be filed with the SEC. The Form 10-Q will also be made available on the Company’s website at www.intlassets.com.

(a)	Comparison not meaningful.
(b)

Adjusted Operating Revenue is a non-GAAP measure that represents operating revenues adjusted by marked-to-market differences in the Company’s commodities segment, as shown in the table. The table above reflects all reconciling items between the GAAP Operating Revenues and non-GAAP Adjusted Operating Revenues. For a full discussion of management’s reasons for disclosing these adjustments, see ‘Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operation’ in the Form 10-Q for the quarter ended June 30, 2009.

(c)	Adjusted, pro forma net income is a non-GAAP measure that represents net income adjusted by pro forma, after-tax marked-to-market differences in the Company’s commodities segment. The table above reflects all reconciling items between the GAAP Net Income and non-GAAP Adjusted Pro Forma Net Income.
(d)	Adjusted EBITDA is a non-GAAP measure. The table above shows a calculation of Adjusted EBITDA.

About International Assets Holding Corporation (NasdaqGM: ‘IAAC’)

International Assets Holding Corporation and its subsidiaries (the ‘Company’) form a financial services group focused on select international securities, foreign exchange and commodities markets. We commit our capital and expertise to market-making and trading of international financial instruments, currencies and commodities, and to asset management. The Company’s activities are currently divided into five functional areas — international equities market-making, international debt capital markets, foreign exchange trading, commodities trading and asset management. Additional information regarding the Company is available on the Company’s website at www.intlassets.com.

Forward-Looking Statements

Certain statements in this document may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including adverse changes in economic, political and market conditions, losses from the Company’s market-making and trading activities arising from counterparty failures and changes in market conditions, the possible loss of key personnel, the impact of increasing competition, the impact of changes in government regulation, the possibility of liabilities arising from violations of federal and state securities laws and the impact of changes in technology in the securities and commodities brokerage industries. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reasonable assumptions, there can be no assurances that the actual results, performance or achievement of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements.

For more information, contact:

Scott Branch, President

International Assets Holding Corporation

New York, NY 10017

Scott Branch, Phone (888) 345-4685 x 335